UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2003

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Events

Refunds on Wholesale Transactions

Pacific Northwest

In July 2001, the Federal Energy Regulatory Commission (FERC) called for a preliminary evidentiary hearing to explore whether there may have been unjust and unreasonable charges for spot market sales of electricity in the Pacific Northwest from December 25, 2000 through June 20, 2001. In September 2001, upon completion of hearings, the appointed administrative law judge issued a recommended order that the claims for refunds be dismissed. In December 2002, the FERC re-opened the case to allow parties to conduct further discovery.

On June 25, 2003, the FERC issued an order terminating the proceeding and denying the claims for refunds.

For further information, see "Refunds on Wholesale Transactions" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended March 31, 2003.

FERC Orders on Gaming and Anomalous Market BehaviorsShow Cause Order

On June 25, 2003, the FERC ordered over 50 entities, including PGE, that participated in the Western wholesale power market between January 1, in 2000 and June 20, 2001 to show cause why their participation in specific behaviors and activities during that time period did not constitute gaming in violation of tariffs issued by the California Independent System Operator (ISO) and the California Power Exchange (PX) (PX). The ISO was ordered to provide data on each entity's behaviors and activities within 21 days from the date of the order. Within 45 days from the receipt of the data, each entity must respond, explaining the alleged participation in the identified activities or behaviors. PGE is alleged to have participated in two behaviors or activities. The FERC indicated that sanctions will be disgorging unjust profits associated with the violations, and that other non-monetary relief, such as revocation of market based rates, or revisions to codes of conduct will be considered . PGE will assess the data produced by the ISO and make an appropriate response to the FERC.

Also on June 25, 2003, the FERC initiated a generic investigation into bids by market participants in ISO and PX markets between May 1, 2000 and October 2, 2000 at levels above $250/Mwh. The FERC determined that such bids were prima facie evidence of anomalous market behavior under the ISO and PX Market Monitoring and Information Protocols. Entities submitting such bids will be investigated under the FERC order and will be required to demonstrate why such bids did not constitute anomalous market behavior and the extent to which they constituted legitimate business behavior.

The FERC indicated that monetary remedies under these orders will be disgorging unjust profits associated with the violations, and that non-monetary remedies, such as revocation of market-based rates or revisions to codes of conduct, will also be considered. PGE will assess the data produced by the ISO and the FERC staff and make appropriate responses to the FERC.

For further information, see "Show Cause Order" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended March 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

June 30, 2003	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer